UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 30, 2007

THE CLOROX COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-07151	31-0595760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Broadway, Oakland, California 94612-1888

(Address of Principal Executive Offices) (Zip Code)

(510) 271-7000

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 30, 2007, The Clorox Company, a Delaware corporation (the “Company”), Buzz Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Burt’s Bees, Inc., a Delaware corporation (“BBI”), and BBI Holdings LP as Escrow Fund Recipient Agent entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the Company’s acquisition of 100% of the outstanding equity of BBI pursuant to a merger of Merger Sub with and into BBI (the “Merger”).

The purchase price for the Merger is approximately $925 million (net of an additional $25 million payment for anticipated tax benefits), subject to certain adjustments as set forth in the Merger Agreement. In order to secure a potential post-closing purchase price adjustment or indemnity claims by the Company, $25 million of the purchase price will be held in escrow for up to 6 months following the closing pursuant to the terms of the Merger Agreement and an escrow agreement (the “Escrow Agreement”) that was negotiated by the parties in connection with the execution of the Merger Agreement.

The Company and BBI have made customary representations, warranties and covenants in the Merger Agreement. The representations and warranties of BBI set forth in the Merger Agreement have been made solely for the benefit of the parties thereto and such representations and warranties should not be relied on by any other person.

Consummation of the Merger is subject to various customary conditions, including the absence of injunctions, judgments or other legal impediment seeking to prohibit the Merger and the receipt of required regulatory approvals.

In connection with the execution of the Merger Agreement, the Company entered into employment agreements with certain key employees of BBI. Such employment agreements will be assigned to BBI at the closing of the Merger.

Immediately following the execution of the Merger Agreement, certain stockholders of BBI holding a sufficient number of shares to approve the Merger Agreement delivered written consents (the “Principal Stockholder Consent”) to BBI providing all necessary stockholder approval required to approve the Merger Agreement.

The foregoing description of the Merger Agreement, the Escrow Agreement and the Principal Stockholder Consent does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Escrow Agreement and the Principal Stockholder Consent which are filed as Exhibit 2.1, Exhibit 10.1 and Exhibit 99.1 hereto, and each of which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

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(c)	Not applicable.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger among the Company, Burt’s Bees, Inc., Buzz Acquisition Corp., and BBI Holdings LP, dated as of October 30, 2007

10.1	Form of Escrow Agreement

99.1	Form of Principal Stockholder Consent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE CLOROX COMPANY

Date: November 5, 2007	By:	/s/ Laura Stein
Senior Vice President – General Counsel

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THE CLOROX COMPANY

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description

2.1	Agreement and Plan of Merger among the Company, Burt’s Bees, Inc., Buzz Acquisition Corp., and BBI Holdings LP, dated as of October 30, 2007

10.1	Form of Escrow Agreement

99.1	Form of Principal Stockholder Consent